Exhibit 99.2

DISCLAIMER

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements, including, without limitation, in the sections cap- tioned “markets, financials” and elsewhere. Any and all statements contained in this presentation that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (in- cluding the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this presentation may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to expansions or acquisitions, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projec- tions, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with regulatory development and related insuf- ficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of organics, pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this presentation appears in the section captioned “risk factors,” in our annual report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the Securities and Exchange Commission (the “SEC”). and else- where in the regulatory reports. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this presentation to reflect any new information or future events or cir- cumstances or otherwise. Readers should read this presentation in conjunction with the discussion under the caption “risk factors” in our annual report, our financial statements and the related notes thereto, and other documents which we may file from time to time with the SEC.

TABLE OF CONTENTS

DISCLAIMER	2

THE IDEA	4

WHO WE ARE	5

WHAT URBAN CULTIVATOR IS ABOUT	6

ORGANIC FOODS: AN EXPLODING MARKET	7

URBAN CULTIVATOR’S TARGET MARKET	8

URBAN CULTIVATOR PRODUCTS	9

A GROWTH DRIVER: LIVING PRODUCE AISLE	10

BC NORTHERN LIGHTS	11

THE MEDICAL MARIJUANA MARKET	12

BC NORTHERN LIGHTS PRODUCTS	13

SOURCES	14

THE IDEA AND VISION

Urban Hydroponics, Inc. (OTCQB:URHY) is a public company incorporated in Nevada that has signed a binding letter of intent to merge with two privately held entities: Urban Culti- vator, Inc. and BC Northern Lights Enterprises, Ltd.

This presentation discusses the business of Urban Cultivator, Inc. and BC Northern Lights Enterprises, Ltd. They are Vancouver, British Columbia-based companies that manufacture and sell indoor growing equipment—the former for residential and commercial kitchens, and the latter for the medical marijuana community—as well as accessories and nutrients optimized for growing.

Together, the companies’ targeted markets create an opportunity of $24.3 billion1.

Our vision is simple: to give everyone the freedom to grow any plant indoors while reducing our collective carbon footprint. We are committed to engaging in sustainable practices and anticipating the needs of our customers with continued product innovations and investment in our team of employees.

We will maximize return to the stockholders while still maintaining quality in our products and a superior customer experience.

[1]“The Emerging Hydroponics Industry’,” Manifest | Mind, 2014, Manifest | Mind on the Web accessed November 20, 2015.

THE TEAM MOVING FORWARD

CURRENT URBAN CULTIVATOR & BC NORTHERN LIGHTS MANAGEMENT TEAM

Tarren Wolfe (Founder & CEO) is the visionary behind the two companies and carries a proven track record of building businesses, bringing almost 20 years of entrepreneurial experience.

Linnea Wolfe (Founder & Vice President of Marketing) is an investor and part owner of Urban Cultivator, carrying 20 years of experience in the horticulture industry with companies such as Agrium, and building and developing sales and marketing teams.

Pavniet Sidhu, CPA-CA (Senior Accountant) brings eight years of experience in medium- and large-sized accounting firms, including PwC and Davidson and Company.

Davin MacGregor (CTO) brings his manufacturing experience from 10 years in the cabinetry and sheet metal industry, and has been instrumental in building relationships with all of our vendors.

Glen Sharpe (Director of Sales) is a seasoned sales manager who has over 15 years of experience managing sales teams under his belt and effectively driving sales.

It is expected that this team will manage Urban Hydroponics post-merger.

ACQUISITION TARGET

GROWING FRESH FOOD INDOOR ANYWHERE, ANYTIME

Urban Cultivator, Inc. manufactures wholly sustainable indoor growing appliances for residential and commercial applications. Customers have the ability to grow microgreens and herbs 365 days a year using the appliances’ automated lighting, watering, and temperature functions. It brings to customers the benefits of growing their own food into their homes and restaurant kitchens.

In 2011, Urban Cultivator appeared on CBC reality television show Dragons’ Den, the Canadian version of Shark’s Tank. The company signed a $400,000 deal with venture capitalist Arlene Dickinson.

Arlene Dickinson and Tarren Wolfe

Dickinson is the CEO of Venture Communications, a company with a net worth of $80 million2. She joined Venture Communications in 1988, and by 1998 took sole ownership of the business, transforming it from a local firm into one of Canada’s largest marketing and communications firms. She has received many awards for her work, including the Pinnacle Award for Entrepreneurial Excellence and Canada’s Most Power Women Top 100. Arlene is also considered as one of Canada’s most powerful business leaders3. Today, she continues to advise Urban Cultivator’s leadership team.

Urban Cultivator’s products have been adopted by a number of Fairmont and Four Seasons hotels, as well as Google, Microsoft, Martha Stewart, and many other major brands and businesses.

The company uses the razor/razorblade sales model. After selling the equipment, customers are encouraged to purchase seeds, soil, and nutrients from the company due to the fact that those products are optimized for the appliance. Because of the optimization of these products, customers will return again and again to purchase Urban Cultivator-branded consumables, creating a model that yields longevous relationships between the business and the consumer.

On top of providing households and restaurants with practical appliances, Urban Cultivator is poised to take advantage of a booming organic foods market.

2“Arlene Dickinson’s hope for capitalism ‘with a social conscience’,” CBC, March 16, 2012, CBC on the Web accessed September 5, 2015.

3“Arlene Dickinson.” CBC, CBC on the Web, accessed September 5, 2015.

THE PEOPLE WANT ORGANIC

Urban Cultivator’s goal has always been to provide every family with access to fresh, healthy, and organic food. When the company assesed what was available, it saw that there was a burgeon- ing market in organic foods. This market has grown exponentially in North America over the past decade. According to the Organic Trade Association (“OTA”), U.S. consumer sales now exceed $39 billion. Compare this to the $3.6 billion in sales in 1997, the statistics suggest that organic food is what the consumers want4.

Over half a billion dollars of U.S. organic exports were tracked in 2014, and over 3,000 farms are transitioning to organic in the U.S. Having said this, it has also been recorded that the production is not keeping up with the demand. With organic food making up 4% of all food sales, but only 1% of total U.S. acreage is devoted to organic agriculture5.

In addition to organic food, fruits and vegetables are also in higher demand. The annual growth rate of organic broccoli exports jumped from 9.9 million pounds of broccoli in 2011, to 14.5 million pounds in 20146.

According to a recently published report by TechSci Research, the organic food market is estimated to exceed $45 billion by the end of 2015 due to “rising per capita expenditure, increasing health consciousness, and the growing awareness about the benefits of chemical free organic food”7.

United States organic food sales from 2010-2014 (in billion U.S. dollars)8

Source: Statistica

The exponential growth, shown in the statistics above, indicates what consumers want: fresh, healthy, local, and sustainable foods. Restaurants look for ways to align themselves with this demand. This is exactly what Urban Cultivator provides them.

4Organic Trade Association, “There’s More to Organic Than Meets the Eye.” OTA website, accessed September 5, 2015.

5Organic Trade Association, “State of the Industry.” Organic Trade Association website, accessed September 5, 2015.

6Organic Trade Association, “Report to the Organic Trade Association: Preliminary Analysis of USDA’s Organic Trade Data, 2011- 2014.” Organic Trade Association website, accessed September 5, 2015.

7“US Organic Foods Market Poised to Surpass USD 45 Billion in 2015 Says TechSci Research,” PR Newswire press release, April 3, 2015. PR Newswire website. http://www.prnewswire.com/news-releases/us-organic-foods-market-poised-to-surpass-usd-45-billion-in-2015-says-techsci-research-498598271.html, accessed September 6, 2015.

8“Forecast for United States organic food sales from 2010 to 2014 (in billion U.S. dollars),” Statistica, 2015. PR Newswire website. http://www.statista.com/statistics/196970/forecast-for-us-organic-foods-sales-from-2010, accessed September 6, 2015.

WHO IS URBAN CULTIVATOR FOR?

The consumer market for Urban Cultivator is made up of individuals and families that are health conscious and/or passionate about food. This target market is reached through various retail dealers in North and Central America, Europe, South Africa, the Middle East, and Australia.

To give an indication of the sheer size of the kitchen appliances market, each year, close to 10 million refrigerators and about 5.6 million dishwashers are sold in the U.S. alone9.

For the commercial market, Urban Cultivator targets farm-to-table type chefs who want to showcase local and sustainable food options. These chefs work in restaurants, catering companies, and hotels. According to the National Restaurant Association, over 9,000 restaurants were opened between 2013 and 201410. The restaurant industry has grown so much that it accounts for 47% of the food dollar11. The commercial customers are reached both directly and through distributors, such as Sysco, Bunzl, and US Foods.

9“US dishwasher market to benefit from the recovery of the housing sector,” My News Desk, February 27, 2013. My News Desk website. https://www.mynewsdesk.com/uk/pressreleases/us-dishwasher-market-to-benefit-from-the-recovery-of-the-housing- sector-841099, accessed September 6, 2015.

10“California addedthe most restaurant locations in 2014,” http://www.restaurant.org/News-Research/News/California-Added-the- Most-Restaurant-Locations-in, National Restaurant Association website, accessed September 9, 2015.

11“National Restaurant Association: Facts at a Glance,” http://www.restaurant.org/News-Research/Research/Facts-at-a-Glance, National Restaurant Association website, accessed September 9, 2015.

WHAT WE SELL

URBAN CULTIVATOR COMMERCIAL

The Urban Cultivator Commercial gives restaurants and hotels the ability to grow a large variety fresh and flavorful microgreens and herbs. Each machine features automated lighting, watering, and temperature functions, and can grow up to 16 trays of greens at any given time.

The Commercial model boasts an impressive R.O.I.—we believe users will be able to save up to 80% in food costs, resulting in the machine paying for itself in under a year (in restaurants that already purchase large volumes of microgreens)—making the appliance a practical investment for anyone who requires access to fresh produce. Not only does the Urban Cultivator Commercial drastically reduce food costs, but it also helps reduce the carbon footprint that comes hand in hand with importing seasonal food and food waste.

The Urban Cultivator Commercial’s main target market is restaurants that subscribe to using fresh food in their menus.

URBAN CULTIVATOR RESIDENTIAL

The Urban Cultivator Residential is optimized for residential kitchen purposes. Its compact size—roughly equal to a dishwasher—seamlessly fits into any kitchen, and is connected to water and electrical in the same way. It also comes with customizable options, such as a variety of wood butcher blocks or stainless steel, or frosted or clear glass doors.

Similar to the Commercial model, the Residential model also features fully automated watering, lighting, and temperature. The product gives busy families a healthy alternative and convenience, and also helps reduce our collective carbon footprint.

In addition to supplying households with this product, Urban Cultivator is working closely with real estate developers so that in multi-unit developments, every unit’s kitchen will come with an Urban Cultivator Residential.

The Residential model’s main target market is individuals with families that focus on food, health, and organic products.

BRINGING FRESH FOOD TO CITIES WORLDWIDE

Living Produce Aisle (LPA) brings urban farming to any city in the world and uses Urban Cultivator appliances to grow fresh, healthy foods for consumers to purchase every day. LPA gives everyone access to Urban Cultivator appliances. This new retail concept offers multiple ways for consumers to access fresh and healthy microgreens: live greens that are still growing in compostable trays, freshly made smoothies featuring harvested-to-order microgreens, freshly cut salads that are also harvested- to-order, and juices made with Urban Cultivator-grown greens.

In bringing the LPA to cities across the world, the Urban Cultivator brand receives greater exposure because the LPA acts as a showroom for Urban Cultivator units. Not only will this encourage appliance sales—increasing our dealer network reach—and access to consumers, but also sales of both seeds and accessories are expected to be boosted as well, reiterating Urban Cultivator’s razor/ razorblade sales model.

The primary target market for LPA is whole food and grocery stores, markets, and suppliers to restaurants. Growing fresh and nutritious flats despite all weather constrictions, the LPA will be one of the most unique stores in the area.

The business licensing the LPA will enter into an agreement to purchase all consumables required to grow the greens and herbs through Urban Cultivator. Each licensed store will also expand the Urban Cultivator brand name. Currently, retailers in Panama City and the UAE have licensed the Living Produce Aisle, with more to come.

ACQUISITION TARGET

MAKING GROWING YOUR OWN EASIER THAN EVER

BC Northern Lights Enterprises, Ltd., managed by Tarren Wolfe and Blair Williams, has been serving the medical marijuana sector since 2001. BCNL’s motto is “grow your own,” and its goal is make it easy for any person to grow their own.

The company was started by four friends, each of whom brought hydroponic experience to the table. Their goal was to design and build the perfect growing environment, and to make it easy for any person to grow their own. Along with the only purpose-built, commercial grade grow cabinets on the market, BC Northern Lights provides customized nutrient management plans and unlimited toll-free technical support through its support line, BCNL customers can speak to experienced growers and technicians from 7am to 8pm pacific time, seven days a week.

Like Urban Cultivator, BCNL applies the razor/razorblade sales model, selling the equipment in which to grow plants, and also the customized nutrients and grow box combinations to help customers get the biggest yields.

MEDICAL MARIJUANA MARKET AT A GLANCE

In addition to politics, an enormous driver of legalizing marijuana is the State of Washington. It is anticipated that there will be earnings of $2 billion in five years from a 25% tax levied on producers, processors, and retailers in Washington12. According to a report prepared by Green Wave Advisors, U.S. retail marijuana sales revenues could reach around $35 billion per year by 2020 if full legalization occurs in all states. Even their less aggressive assessment—if all 50 states take longer until full legalization, revenue expectations would still be around $21 billion by 202013.

The medical marijuana industry is one with tremendous growth opportunities. In the U.S., the market for legal cannabis grew 74% from $1.5 billion in 2013 to $2.7 billion in 201414. Based on these numbers, federal and state governments are estimated to earn significant revenues from the legalization of pot.

On a related note, revenues in the hydroponics industry increased at an average annual rate of 3.6% to $606.8 million between 2008 and 2013. The market size for hydroponic equipment is anticipated to reach $1.97 billion by 2020. There are 1,310 hydroponic equipment stores that employ 6,544 people in the U.S.15.

BCNL believes that it is poised to take advantage of this growth in the market by providing high- quality products, built from scratch.

12“Time for Marijuana?” SmallCaps Investment Research, May 24, 2014, SmallCaps Investment Research on the Web, accessed November 23, 2015.

13GreenWave Advisors, LLC. “State of the Emerging Marijuana Industry Current Trends and Projections.” October 2014. Available from GreenWave Advisors website, accessed September 6, 2015.

14Matt Ferner, “Legal Marijuana is the Fastest-Growing Industry in the U.S.: Report.” Huffington Post, January 26, 2015, Huffington Post on the Web, accessed September 6, 2015.

15“Plant factory market to reach $1.97 billion by 2020,” HortiBiz, January 5, 2014, HortiBiz on the Web, accessed September 6, 2015.

BC NORTHERN LIGHTS PRODUCTS

BC Northern Lights’ hydroponic grow boxes are fully automated appliances, put together by hand with premium electronics and parts. Each box comes with all the essential equipment, such as CO setup, nutrients, bulbs, pumps, and timers.

BCNL also offers seven-days-a-week unlimited, toll-free customer service and technical support provided by knowledgeable grow experts. Through offering exceptional customer service, the company has developed a loyal customer base.

BCNL boxes are hand-built from medical-grade powder-coated aluminum, which prevents molding of plants. As they are a product of over 15 years of experience, testing, and trialling, the grow boxes are optimized for growing bigger, stronger yields. The company offers a variety of grow boxes, including: The Producer, The RoomMate, The MotherShip, and The BloomBox. Together, the grow boxes have collectively won 10 consecutive High Times Magazine S.T.A.S.H. Awards, citing “impeccable customer service and intense commitment to quality and innovation” as reasons for the wins.

The BloomBox has been recognized as the premium dual chamber, all-in-one indoor hydroponics grow box. It is one of the company’s most popular boxes.

The Producer is a self-contained single chamber grow box that consistently grows large yields. Users can flower up to 18 plants at a time. The RoomMate is a smaller version of The Producer, featuring a single growing chamber, full hydroponics set-up, and premium electronics, but optimized for smaller spaces.

The MotherShip can house up to four mother plants all year long, while providing automated air circulation and lighting that are completely customizable.

BC Northern Lights also offers grow combinations, featuring the company’s award-winning grow boxes, nutrients, and any additional accessories, that have been thoughtfully put together to help customers grow more in a shorter time.

SOURCES

“Arlene Dickinson’s hope for capitalism ‘with a social conscience’.” CBC, March 16, 2012, CBC on the Web accessed September 5, 2015.

“Arlene Dickinson.” CBC, CBC on the Web, accessed September 5, 2015.

“California addedthe most restaurant locations in 2014,” http://www.restaurant.org/News- Research/News/California-Added-the-Most-Restaurant-Locations-in, National Restaurant Association website, accessed September 9, 2015.

“The Emerging Hydroponics Industry’,” Manifest | Mind, 2014, Manifest | Mind on the Web accessed November 20, 2015.

“ENERGY STAR Market & Industry Scoping Report Coffee Makers,” https://www.energystar. gov/ia/products/downloads/ENERGY_STAR_Scoping_Report_Coffee_Makers.pdf, Energy Star website, accessed September 9, 2015.

“National Restaurant Association: Facts at a Glance,” http://www.restaurant.org/News- Research/Research/Facts-at-a-Glance, National Restaurant Association website, accessed September 9, 2015.

“Plant factory market to reach $1.97 billion by 2020,” HortiBiz, January 5, 2014, HortiBiz on the Web, accessed September 6, 2015.

“Time for Marijuana?” SmallCaps Investment Research, May 24, 2014, SmallCaps Investment Research on the Web, accessed November 23, 2015.

“US dishwasher market to benefit from the recovery of the housing sector,” My News Desk, February 27, 2013. My News Desk website. https://www.mynewsdesk.com/uk/pressreleases/ us-dishwasher-market-to-benefit-from-the-recovery-of-the-housing-sector-841099, accessed September 6, 2015.

“US Organic Foods Market Poised to Surpass USD 45 Billion in 2015 Says TechSci Research,” PR Newswire press release, April 3, 2015. PR Newswire website. http://www.prnewswire. com/news-releases/us-organic-foods-market-poised-to-surpass-usd-45-billion-in-2015-says- techsci-research-498598271.html, accessed September 6, 2015.

GreenWave Advisors, LLC. “State of the Emerging Marijuana Industry Current Trends and Projections.” October 2014. Available from GreenWave Advisors website, accessed September 6, 2015.

Maker Faire. “How Many People Will Own 3D Printers?” Maker Faire website, accessed September 2015.

Organic Trade Association, “There’s More to Organic Than Meets the Eye.” OTA website, accessed September 5, 2015.

Organic Trade Association, “State of the Industry.” OTA website, accessed September 5, 2015.

Matt Ferner, “Legal Marijuana is the Fastest-Growing Industry in the U.S.: Report.” Huffington Post, January 26, 2015, Huffington Post on the Web, accessed September 6, 2015.